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                                                                    Exhibit 4(h)


Common Shares                                                      Common Shares


TFOC                                TANGER
                             FACTORY OUTLET CENTERS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                                               CUSIP 875465 10 6


THIS CERTIFIES THAT





IS THE OWNER OF

            FULLY PAID AND NON-ASSESSABLE $.01 PAR VALUE COMMON SHARES OF

                         TANGER FACTORY OUTLET CENTERS, INC.

transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                         SEAL



/s/ Rochelle Simpson                                        /s/ Steven B. Tanger
--------------------                                        --------------------
Secretary                                                   President

                                  Authorized Officer
Countersigned and Registered
     AMERICAN STOCK TRANSFER & TRUST COMPANY
                      (New York, New York)
                                        Transfer Agent and Registrar


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    The corporation is authorized to issue three classes of capital stock which are designated as Common Shares, Excess Shares and Preferred Shares. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Shares before the issuance of any Preferred Shares. The corporation will furnish, without charge, to any shareholder making a written request therefor, a copy of the corporation's articles of incorporation and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for such written statement may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, P.O. Box 29168, Greensboro, N.C. 27408.

    The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own Common Shares in excess of 4% (or such greater percentage as may be determined by the Board of Directors of the corporation) of the outstanding Common Equity Shares of the corporation (unless such Person is an Existing Holder) and no Person may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Equity Shares of the corporation, with certain exceptions set forth in the corporation's articles of incorporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations must immediately notify the corporation. All capitalized terms in this legend have the meanings defined in the corporation's articles of incorporation. Transfers in violation of the restrictions described above may be void AB INITIO.

    In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the Common Shares represented hereby may be automatically exchanged for Excess Shares which will be held in trust by the corporation. The corporation has an option to acquire Excess Shares under certain circumstances. The corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Excess Shares. Requests for such statement may be directed to Tanger Factory Outlet Centers, Inc., 1400 West Northwood Street, Greensboro, N.C. 27408.

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common              UNIF GIFT MIN ACT - ______ Custodian _______
    TEN ENT - as tenants by the entireties                          (Cust)           (Minor)
    JT TEN  - as joint tenants with right of                   under Uniform Gifts to Minors
              survivorship and not as tenants                  Act _______________
              in common                                            (State)

        Additional Abbreviations may also be used though not in the above list

For value received, ____________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

________________________________________________________________________________
  (Please print or typewrite name and address, including zip code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________ Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.


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Dated: ____________________________

                        _______________________________________________________
         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.